UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2013

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 26, 2013, Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. (“Host Inc.”) acts as a sole general partner, gave notice that it intends to redeem the remaining $175 million in outstanding principal amount of Host L.P.’s 3.25% Exchangeable Senior Debentures due 2024 (the “Exchangeable Debentures”). The redemption date for the Exchangeable Debentures is March 28, 2013 (the “Redemption Date”) pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on February 26, 2013. The Exchangeable Debentures were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, (the “Indenture”) originally among HMH Properties, Inc. (now Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee. Under the terms of the Exchangeable Debentures, the redemption price will be 100.000% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date.

Because Host L.P. has called the Exchangeable Debentures for redemption on the Redemption Date, the Exchangeable Debentures became exchangeable during the period beginning February 26, 2013 and ending at 5:00 p.m., New York City time, on March 26, 2013, which is the second Business Day prior to the Redemption Date. The current exchange price is 67.4215 shares of Host Inc. common stock per $1,000 principal amount of Exchangeable Debentures (which is equivalent to an exchange price of $14.83 per share). Based on the exchange price, we expect that holders of Exchangeable Debentures will elect to exchange their Exchangeable Debentures for shares of Host Inc. common stock rather than receive the cash redemption price as long as the common stock price exceeds $14.83.

Assuming that all holders of Exchangeable Debentures elect to exchange their Exchangeable Debentures for shares of Host Inc. common stock, Host Inc. expects to issue approximately 11.8 million shares of common stock based on the current exchange price of 67.4215 shares of Host Inc. common stock per $1,000 principal amount of Exchangeable Debentures. Host Inc. will issue the shares of common stock in a private placement pursuant to Section 4(2) of the Securities Act.

Note: This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in Host Inc.’s stock price, which will affect whether holders elect to exchange their Exchangeable Debentures for Host Inc. common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10–K for the year ended December 31, 2012, and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Current Report on Form 8-K is as of the date of this report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: February 26, 2013	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: February 26, 2013	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller